UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500
Midland, Texas  79705-5510

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 20, 2005, Clayton Williams Energy, Inc. (the “Company”) completed a private placement of $225 million aggregate principal amount of senior notes (the “Notes”) due 2013.  In connection with the private placement, the Company and Warrior Gas Co., CWEI Acquisitions, Inc., CWEI Romere Pass Acquisition Corp., Southwest Royalties, Inc., Romere Pass Acquisition, LLC, Blue Heel Company and Tex-Hal Partners, Inc. (collectively, the “Subsidiary Guarantors”) entered into a Registration Rights Agreement dated July 20, 2005 (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc., the initial purchaser of the Notes (the “Initial Purchaser”). We and the Subsidiary Guarantors also entered into an Indenture with Wells Fargo Bank, National Association, as trustee, which governs the Notes.  The Registration Rights Agreement and the Indenture are described under Item 2.03 of this report and those descriptions are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 20, 2005, the Company completed a private placement of $225 million aggregate principal amount of Notes to the Initial Purchaser. The Notes were offered by the Initial Purchaser pursuant to Rule 144A and Regulation S of the Securities Act of 1933 (the “Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. The Company used the net proceeds from the offering to repay amounts under our existing credit facilities and for general corporate purposes, including the funding of planned exploration and development activities.

The Notes were issued pursuant to the terms of the Indenture dated as of July 20, 2005 among us, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. The Notes bear interest at a rate of 7¾% per year, and will mature on August 1, 2013. Interest will accrue from July 20, 2005 and be payable on February 1 and August 1 of each year, beginning February 1, 2006.

At any time prior to August 1, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest.  In addition, prior to August 1, 2009, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole premium, plus any accrued and unpaid interest.  On and after August 1, 2009, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.875% for the twelve-month period beginning on August 1, 2009, 101.938% for the twelve-month period beginning on August 1, 2010, and 100.00% beginning on August 1, 2011, for any period thereafter, in each case plus accrued and unpaid interest.

The Indenture restricts the ability of the Company and the ability of its restricted subsidiaries to: (i) borrow money; (ii) issue redeemable and preferred stock; (iii) pay distributions or dividends; (iv) make investments; (v) create liens without securing the Notes; (vi) enter into agreements that restrict dividends from subsidiaries; (vii) sell certain assets or merge with or into other companies; (viii)

enter into transactions with affiliates; (ix) guarantee indebtedness; and (x) enter into new lines of business. These covenants are subject to a number of important exceptions and qualifications.

Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors are required to (i) use reasonable best efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”)  with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act of 1933 (the “Act”) (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate), (ii) commence the exchange offer promptly after such registration statement is declared effective by the SEC, (iii) use reasonable best efforts to complete the exchange offer within 210 days after July 20, 2005, and (iv) file a shelf registration statement for the resale of the Notes if the exchange offer is not completed within 210 days after July 20, 2005.  The Company will be obligated to pay additional interest if it does not comply with its obligation to complete the exchange offer within 210 days after July 20, 2005 or the shelf registration statement, if required to be filed, is not declared effective within 60 days after such shelf registration statement is required to be filed.

The above description is qualified, in its entirety, by the terms of the Indenture and the Registration Rights Agreement, both of which are filed as an exhibit to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 4.1	Indenture, dated July 20, 2005, among Clayton Williams Energy, Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement dated July 20, 2005, among Clayton Williams Energy, Inc., the Subsidiary Guarantors and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

July 22, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

July 22, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 4.1	Indenture, dated July 20, 2005, among Clayton Williams Energy, Inc., the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement dated July 20, 2005, among Clayton Williams Energy, Inc., the Subsidiary Guarantors and J.P. Morgan Securities Inc.